UNITED STATES
		   SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549

                                  FORM 8-K

			       CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) March 4, 2011

                           Razor Resources, Inc.
            (Exact name of registrant as specified in its charter)

            Nevada                      000-51973                N/A
(State or other jurisdiction of  (Commission File Number)   (IRS Employer
        incorporation)                                    dentification No.)

               12340 Seal Beach Blvd. Ste B-190
                        Seal Beach CA                      90740
            (Address of principal executive offices)     (Zip Code)

   Registrants telephone number, including area code 949-419-6588

                                    N/A
       (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On March 4, Sam Nastat resigned as a director and officer of our company. Prior to the resignation of Mr. Nastat, we appointed Gregory Rotelli as President, Secretary and director of our company.

Mr. Rotelli is Principal of Pacific Coast Capital Group, LLC and has over 25 years experience in senior management for both public and early-stage private companies, including former Chief Operating Officer for Direct Stock Market, an online investment bank for emerging growth venture capital financing. His broad range of talent spans operational management, Internet development, new media strategy and capital acquisition. Mr. Rotelli has advised and negotiated in both structured financings and early stage investment capital raising ranging up to a $150 million securitization. Mr. Rotelli has held lead positions in both technology start-ups as well as with established public companies. Mr. Rotelli holds a BA degree in Classics from Brown University in Rhode Island in 1982. He was deemed a Distinguished Scholar at the Regent University in Virginia, where he received his MBA in Marketing and Management in 1985. Mr. Rotelli serves on the boards of directors and strategic advisory boards of several technology, oil & gas, financial services and healthcare companies.


Our board of director now consists of Larry Segal and Gregory Rotelli.

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAZOR RESOURCES, INC.

/s/ Gregory Rotelli
Gregory Rotelli
President

Date: March 9, 2011

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